Exhibit 3.30

As Adopted

Effective as of February 13, 2008

AMENDED & RESTATED

BYLAWS

OF

GOODMAN DISTRIBUTION SOUTHEAST, INC.

ARTICLE I

SHAREHOLDERS

Section l. Annual Meeting. The annual meeting of shareholders shall be held on the first Tuesday in February of each year at ten o’clock in the morning, if not a legal holiday, and, if a legal holiday, then on the next succeeding business day, for the purpose of electing directors. Any business may be transacted at an annual meeting, except as otherwise provided by the Florida Business Corporation Act (“FBCA”), by the Articles of Incorporation of the Corporation (“Articles”) or by these Bylaws. The Board of Directors may alter or postpone the time of holding the annual meeting of shareholders as the directors shall deem advisable.

Section 2. Special Meetings. A special meeting of shareholders maybe called by the Chairman of the Board, a majority of the directors then in office or the holders of at least ten percent (10%) of all shares entitled to vote at the proposed special meeting.Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

Section 3. Place. The annual meeting of shareholders may be held at any place within or without the State of Florida designated by the Board of Directors. Special meetings of shareholders may be held at any place within or without the State of Florida designated by the person or persons calling the meeting. Meetings of shareholders shall be held at the principal office of the Corporation unless another place is designated for meetings in the manner provided herein.

Section 4. Notice. Written or printed notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.

Section 5. Quorum. The holders of at least a majority of the outstanding stock entitled to vote at a meeting of shareholders and present in person or by proxy shall constitute a quorum. Except as otherwise required by the FBCA, the Articles or these Bylaws, the act of the holders of a majority of the stock at any meeting at which a quorum is present shall be the act of the shareholders’ meeting. The Chairman of the meeting or the holders of a majority of the stock present at any meeting, though less than a quorum, may adjourn the meeting and any business may be transacted at the adjournment that could be transacted at the original meeting. No notice of adjournment, other than the announcement at the meeting, need be given.

Section 6. Proxies. At all meetings of shareholders, a shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Such proxies shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless it conspicuously states that it is irrevocable and the proxy is coupled with an interest. An irrevocable proxy becomes revocable when the interest with which it is coupled is extinguished.

Section 7. Voting of Shares. Each outstanding share entitled to vote upon a matter submitted to a vote at a meeting of shareholders shall be entitled to one vote on such matter, unless otherwise provided in the Articles.

Section 8. Officers. The Chairman of the Board of the Corporation shall preside at and the Secretary of the Corporation shall keep records of each meeting of shareholders, and in the absence of either such officer, his or her duties shall be performed by some person appointed by the meeting.

Section 9. List of Shareholders. A complete list of shareholders entitled to vote at each shareholders’ meeting, arranged in alphabetical order, with the address of and number of shares held by each, shall be prepared by the Secretary and filed at the registered office of the Corporation or at a place identified in the meeting notice in the city where the meeting will be held and subject to inspection by any shareholder during usual business hours for a period of ten (10) days prior to such meeting and shall be produced at such meeting and at all times during such meeting be subject to inspection by any shareholder.

Section 10. Action Without A Meeting. The action required or permitted to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, conforming to the requirements of Section 607.0704 of the FBCA and setting forth the action so taken, is signed by the holder or holders of all of the shares entitled to vote with respect to the action which is the subject matter of the consent.

Section 11. Telephonic Meetings. Shareholders of the Corporation may participate in and hold an annual or special meeting of shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Power and Authority. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors of the Corporation.

Section 2. Number. The number of directors which shall constitute the entire Board of Directors shall be three (3), subject to increase or decrease from time to time by resolution of the Board of Directors (provided that no decrease in the number of directors shall shorten the term of any incumbent director). Directors need not be shareholders nor residents of the State of Florida.

Section 3. Term. Each director shall hold office until the next annual meeting of shareholders, and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.

Section 4. Vacancies. Any vacancy in the Board of Directors resulting from death, resignation, retirement, removal from office, increase in the number of directors or other cause may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. Any director elected by the Board of Directors to fill any vacancy (other than one resulting from an increase in the number of directors) shall hold office for the unexpired term of the director whose place he or she has been elected to fill. Any director elected by the Board of Directors to fill a vacancy created by an increase in the number of directors shall serve for the term specified inSection3 above; provided that the Board of Directors may not fill more than two vacancies resulting from an increase in the number of directors during the period between two successive annual meetings of shareholders.

Section 5. Removal. Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 6. Meetings of Directors. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by statute, in such place or places in the State of Florida, or outside the State of Florida, as the Board of Directors may from time to time determine.

Section 7. Annual Organization Meeting. The Board of Directors may hold its annual organizational meeting, if a quorum is present, immediately after and at the same place as the annual meeting of the shareholders, and no notice of such meeting shall be necessary.

Section 8. Election of Officers. At the annual organizational meeting or at the first regularly scheduled meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of shareholders, the Board of Directors shall elect the officers of the Corporation.

Section 9. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated, from time to time, by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 10. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, or by a majority of the directors then in office.

Section 11. Notice. The Secretary shall give notice to each director of each special meeting in person, by facsimile transmission, by telephone, by e-mail or by telegraph at least twenty four (24) hours prior to the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any business may be transacted at any meeting at which every director shall be present, even though no notice of the meeting was given.

Section 12. Quorum. A majority of the directors referred to in or fixed in accordance with the procedures set forth in Section 2 of Article II of the se Bylaws shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice. The act of a majority of the directors present at a meeting at which a quorum is in attendance shall be the act of the Board of Directors, unless the act of a greater number is required by the Articles or by these Bylaws.

Section 13. Order of Business. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the directors may determine. At all meetings of the Board of Directors, the Chairman of the Board shall preside, and in the absence of such officer, a chairman shall be chosen by the members of the board from among the directors present. The Secretary of the Corporation shall act as secretary of the meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any person to act as secretary of the meeting.

Section 14. Compensation. While directors and members of any committee of the Board of Directors shall not be entitled to receive compensation for their services as directors and members of any such committee, they shall be entitled to reimbursement for any reasonable expenses incurred by them in attending meetings.

Section 15. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he or she (i) objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting or (ii) votes against or abstains from the action taken.

Section 16. Executive Committee and Other Committees. The Board of Directors may by resolution provide for an Executive Committee and such other standing or special committees as it from time to time deems desirable, and discontinue the same at its pleasure.

Each such committee shall have such powers and perform such duties, not inconsistent with the FBCA, as may be assigned to it by the Board of Directors. If provision be made far any such committee, it shall have two or more members and the members thereof shall be appointed by the Board of Directors and shall serve at the pleasure of the Board. Vacancies in such committees shall be filled by the Board of Directors.

Section 17. Action Without A Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing conforming to the requirements of Section 607.0821of the FBCA and setting forth the action so taken, is signed by all the members of the Board of Directors or the committee, as the case may be. Such consent shall have the same force and effect as unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Florida.

Section 18. Telephonic Meetings. Members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section18 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE III

OFFICERS

Section 1. Number, Titles and Term of Office. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (including one or more Executive Vice Presidents and one or more Senior Vice Presidents if deemed appropriate by the Board of Directors), a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. One person may hold more than one office. None of the officers, other than the Chairman of the Board, need be a director.

Section 2. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 3. Vacancies. A vacancy in the office of any officer may be filled by the Board of Directors for the unexpired term of such office.

Section 4. Powers and Duties of the Chairman of the Board. The Chairman of the Board shall be the chief officer of the Corporation, shall preside at all meetings of the Board of Directors and the shareholders and shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 5. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and, subject to the oversight responsibilities of the Board of Directors and the Chairman of the Board, he shall have general charge, management and control of the properties and operations of the Corporation in the ordinary course of its business with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities; and in the absence of the Chairman of the Board shall preside at all meetings of the Board of Directors and the shareholders. He may approve and execute all bonds, contracts and all other obligations in the name of the Corporation; and he may sign all certificates for shares of capital stock of the Corporation.

Section 6. Powers and Duties of the President. The President shall be the chief administrative officer of the Corporation and, subject to the oversight responsibilities of the Board of Directors, the Chairman of the Board and the Chief Executive Officer, he shall have such powers and duties assigned to him by the Board of Directors , the Chairman of the Board or the Chief Executive Officer with all such powers with respect to such properties and operations as maybe reasonably incident to such responsibilities; and in the absence of the Chief Executive Officer shall have such powers and duties of the Chief Executive Officer during that officer’s absence or inability to act. Any action taken by the President in the performance of the duties of the Chief Executive Officer shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

Section 7. Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors and shall exercise the powers of the President during that officer’s absence or inability to act. Any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

Section 8. Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which come into his or her hands. When necessary or proper, for collection he or she may, on behalf of the Corporation, endorse checks, notes and other obligations and shall deposit the same to the credit of the Corporation in such bank or banks or other depositories as shall be designated in the manner prescribed by the Board of Directors, and he or she may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such other officer as is designated by the Board of Directors. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation’s cash account; shall enter or cause to be entered regularly in the books of the Corporation to be kept by him or her for the purpose full and accurate accounts of all moneys received and paid out on account of the Corporation; shall perform all acts incident to the position of Treasurer subject to the oversight responsibility of the Board of Directors; and shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.

Section 9. Assistant Treasurer. Each Assistant Treasurer shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be assigned to him or her by the Board of Directors. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability to act.

Section 10. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors and committees thereof and the minutes of all meetings of the shareholders, in books provided for that purpose. He or she shall attend to the giving and serving of all notices; may sign with the Chairman of the Board, the President or any Vice President, in the name of the Corporation, all contracts of the Corporation and affix the seal of the Corporation thereto; may sign with the Chairman of the Board, the President or any Vice President all certificates for shares of the capital stock of the Corporation; shall have charge of the certificate books, transfer books and stack ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; and shall in general perform all duties incident to the office of Secretary, subject to the oversight of the Board of Directors.

Section 11. Assistant Secretaries. Each Assistant Secretary shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as may be assigned to him or her by the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability to act.

ARTICLE IV

CAPITAL STOCK

Section 1. Certificates of Shares. The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board, the President or a Vice President, and also by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Corporation or a facsimile thereof. Where any such certificates is countersigned by a transfer agent, or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary may be facsimiles. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares.

Section 2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares.

Section 3. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that record date be fixed not more than seventy (70) days before the meeting or action requiring a determination of shareholders. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 4. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as its members may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the capital stock of the Corporation.

ARTICLE V

INDEMNIFICATION

The Corporation shall or may indemnify officers, directors and certain other persons to the extent permitted by the FBCA.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1. Offices. Until the Board of Directors otherwise determines, the registered office of the Corporation required by the FBCA to be maintained in the State of Florida shall be the principal place of business of the Corporation, but such registered office may be changed from time to time by the Board of Directors in the manner provided by law and need not be identical to the principal place of business of the Corporation.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 3. Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

Section 4. Notice and Waiver of Notice. Whenever any notice whatever to shareholders is required to be given under the provisions of the FBCA, the Articles or these Bylaws, such notice shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper addressed to the person entitled thereto at his or her post office address, as it appears on the books of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. A waiver of notice, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 5. Resignations. Any director or officer may resign at any time. Such resignations shall be made in writing and shall take effect at the time specified therein, or, if not time be specified, at the time of its receipt by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 6. Securities of Other Corporation. The Chairman of the Board, the President or any Vice President of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

ARTICLE VII

AMENDMENTS

The Board of Directors has the right to amend or repeal the Corporation’s Bylaws.